SCHEDULE 14C INFORMATION
             INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                                   EXCHANGE ACT OF 1934

Check the appropriate box:
/x/ Preliminary Information Statement           / / Confidential, For Use
/ / Definitive Information Statement            of the Commission

                                   PLANET ZANETT, INC.
                     (Name of Registrant as Specified in Its Charter)

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/x/   No Fee Required
/ / Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11 and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:


/   / Fee paid previously with preliminary materials:
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date filed:

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                                   PLANET ZANETT, INC.
                                  135 East 57th Street
                                   New York, NY 10022
                                     (212) 980-4600
                                     --------------

                                  STOCKHOLDER NOTICE


September [17], 2002


  Re:   Notice of Written Consent of Stockholders in Lieu of Special Meeting

TO OUR STOCKHOLDERS:

Notice is hereby given that the following action has been approved by the Board of Directors and a majority of the stockholders of Planet Zanett, Inc. (the "Company"):

     A change in the Company's name to "Zanett, Inc.", such action to be
effective as of 	the filing of an amendment to the Company's Certificate of
Incorporation with the Delaware Secretary of State which filing will be made on or after [20 days after mailing].

You are encouraged to read the attached Information Statement, including its exhibits, for further information regarding this action.

This is not a notice of a meeting of stockholders and no stockholders' meeting will be held to consider the matters described herein. This Information Statement is being furnished solely for the purpose of informing stockholders of the matters described herein in compliance with Section 14 of the Securities Exchange Act of 1934, as amended, and Section 228(c) of the Delaware General Corporation Law.

                                          By order of the Board of Directors,

                                          /s/ Pierre-Georges Roy

                                          Pierre-Georges Roy
                                          Secretary

                                   PLANET ZANETT, INC.
                                  135 East 57th Street
                                   New York, NY 10022
                                     (212) 980-4600
                                     --------------

Preliminary Information Statement
Pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and Regulation 14C and Schedule 14C thereunder.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
PROXY.

                               GENERAL INFORMATION
                               -------------------

This Information Statement is being furnished by the Board of Directors of Planet Zanett, Inc., a Delaware corporation ("Zanett" or the "Company"), to the holders of the outstanding shares of the Company's common stock, par value $0.001 per share (the "Common Stock" or the "Shares"), at the close of business on August 26, 2002 (the "Record Date"), in connection with the approval of an amendment to the Company's Certificate of Incorporation to change the name of the Company from "Planet Zanett, Inc." to "Zanett, Inc." (the "Name Change Amendment").

On August 26, 2002, the Board of Directors of Zanett unanimously approved the Name Change Amendment and recommended the approval of the Name Change Amendment to the Company's stockholders. Thereafter, the holders of a majority of the outstanding shares of Common Stock approved the Name Change Amendment by written consent effective as of August 26, 2002 in accordance with the provisions of Section 228 of the Delaware General Corporation Law (the "DGCL"). Accordingly, your consent is not required and is not being solicited in connection with the foregoing actions.

Only stockholders of record at the close of business on the Record Date are entitled to notice of the foregoing action. As of the Record Date, 28,766,971 shares of Common Stock were issued and outstanding, which constituted the only outstanding securities of the Company on such date. Each share of Common Stock held of record on the Record Date represents one vote for purposes of determining whether a majority of the issued and outstanding shares have approved and adopted the foregoing action.

This Information Statement is first being mailed on or about [September 17, 2002]. The Company will pay the expenses of furnishing this Information Statement, including the costs of preparing, assembling and mailing this Information Statement. This Information Statement constitutes notice to the Company's stockholders of corporate action by stockholders without a meeting as required by Section 228(e) of the DGCL.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

                               NAME CHANGE AMENDMENT

Effective August 26, 2002, the Board of Directors of Zanett approved the Name Change Amendment and recommended the approval of the Name Change Amendment to the Company's stockholders. Thereafter, the holders of a majority of the outstanding shares of Common Stock approved the Name Change Amendment by written consent as of August 26, 2002. The Name Change Amendment will become effective upon the filing of the Name Change Amendment with the Delaware Secretary of State. The Company expects to file the Name Change Amendment on or about [October 5, 2002], which date provides for the 20 day waiting period following the mailing of this Information Statement in accordance with Rule 14c-5 of the Securities Exchange Act of 1934, as amended. A copy of the Name Change Amendment is attached hereto as Exhibit A.
                                            ---------

Purpose and Effects of Name Change Amendment

We are an information technology ("IT") services company. We are building an IT Commonwealth TM by acquiring profitable, privately-held IT consulting firms that serve Fortune 500 caliber companies and organizations. Our business model seeks to preserve the culture, management and business practices that contributed to the success of the acquired entities while achieving economies of scale, increasing competitive advantage and maximizing the financial and operating performance of the IT Commonwealth TM as a whole.

When the Company was formed in 2000, our approach to building shareholder value was to invest in and provide financial, managerial and business plan consulting services to several concept-stage and development-stage companies ("affiliate companies"). Each affiliate company had developed or was developing technologies that leveraged the power of the Internet to make business transactions, knowledge-management, data sharing or communications more efficient and effective. At that time, we believed that the name "Planet Zanett" accurately conveyed the establishment of this affiliate network of Internet-driven technology companies.

In early 2001, we concluded that market conditions had shifted to allow the acquisition of established IT operating companies at more reasonable cash flow based valuations. We thus began to implement the IT Commonwealth TM strategy that focuses on the acquisition of profitable, privately held IT consulting firms. Our business focus and plan have thus changed to become a holding company for technologies services firms.

Our Board of Directors believes it is important that our corporate name be reflective of our current business enterprise, while preserving the value of the "Zanett" brand. Accordingly, on August 26, 2002, our Board unanimously approved "Zanett, Inc." as our corporate name.

The rights of the Company's stockholders will not be effected by the Name Change Amendment. Upon effectiveness of the name change, certificates for shares of the Company's common stock issued under Planet Zanett, Inc.'s name will continue to represent the same interest in the Company as under the new name. It will not be necessary for stockholders to exchange their company stock certificates, although stockholders may exchange their certificates if they wish, at their sole expense.

                      Voting Securities and Vote of Stockholders

As of the Record Date, the Company's authorized capitalization consisted of 50,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, par value $.001 per share. As of the Record Date, there were 28,766,971 shares of Common Stock outstanding, all of which were fully paid, non-assessable and entitled to vote, and no shares of Preferred Stock outstanding. Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

In accordance with the DGCL, the written consent of a majority of the shares of Common Stock (at least 14,383,485 shares) in favor of the Name Change Amendment was required for the approval of this proposal. The required vote to approve the Name Change Amendment was obtained by the Company on August 26, 2002, when Claudio Guazzoni, Bruno Guazzoni, Marc Maselli, David McCarthy, Jack M Rapport, Pierre-Georges Roy, Mary Seagrave, Scott Seagrave and Curt Stevenson voted in the aggregate their 25,257,929 shares in favor of the proposal, which vote represented approximately 89.75% of the outstanding shares of Common Stock.

            SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table sets forth information concerning the beneficial ownership of Planet Zanett's common stock as of the Record Date by each director and executive officer, all directors and officers as a group, and each person known to Planet Zanett to beneficially own 5% or more of its outstanding common stock.

Title of Class, Name and Address of Beneficial Owner, Amount and Nature of Beneficial Ownership (1), Percentage of Class (1)

The following table shows, as of the Record Date, the Common Stock owned beneficially by (i) each Director of the Company, (ii) each Executive Officer, (iii) all Directors and Executive Officers as a group, and (iv) each person known by the Company to be the "beneficial owner" of more than five percent (5%) of such Common Stock. Each of the shareholders listed has sole voting and investment power with respect to the shares indicated as beneficially owned, unless otherwise indicated.

                        Beneficial Ownership of Common Stock
                        ------------------------------------

Name and address of                 Number of Shares         Percentage
Beneficial Owner                    Beneficially Owned (1)  of Class (1)
------------------------            --------------------    ------------

Claudio Guazzoni                           7,445,779             26.46%
President

David McCarthy                             7,660,779             27.22%
Chief Executive Officer

Jack M. Rapport                              604,415              2.15%
Chief Financial Officer

Pierre-Georges Roy                           500,000              1.78%
Chief Legal Officer

Andrew Schiff                                 33,333 (2)          0.1%
Director

Mohan Trikha                                  33,333 (3)          0.1%
Director

L. Scott Perry                                33,333 (4)          0.1%
Director

Bruno Guazzoni                             6,538,118             24.70%

All Directors and Executive Officers      16,239,285             61.4%
as a Group (7 persons)

(1) Based upon 28,766,971 shares of common stock issued and outstanding as of August 26, 2002, calculated in accordance with Rule 13d-3 of the Exchange Act. It also includes shares owned by (i) a spouse, minor children or by relatives sharing the same home, (ii) entities owned or controlled by the named person and (iii) other persons if the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, shares are owned of record and beneficially by the named person. The address for all persons listed in the above table is c/o Planet Zanett, Inc., 135 East 57th Street, New York, NY 10022.

(2) On November 17, 2001, Dr. Schiff was issued options to purchase 100,000 shares of the Company's Common Stock with an exercise price of $2.00 per share. These options are exercisable immediately but the underlying shares are initially unvested, with vesting to occur ratably on each of December 31, 2001, 2002 and 2003. Therefore, as of the Record Date, Dr. Schiff had the right under these options to purchase 33,333 of vested shares, which represents 0.1% of the fully diluted outstanding shares, as presented in the table above. Any shares obtained through the exercise of these options are subject to a repurchase feature until vested and thereafter all vested shares are subject to a lock-up agreement that precludes the sale of the shares until November 16, 2006, except as otherwise provided in such agreement.

(3) On November 17, 2001, Mr. Trikha was issued options to purchase 100,000 shares of the Company's Common Stock with an exercise price of $2.00 per share. These options are exercisable immediately but the underlying shares are initially unvested, with vesting to occur ratably on each of March 1, 2002, 2003 and 2004. At the Record Date, Mr. Trikha had the right under these options to purchase 33,333 of vested shares, which represents 0.1% of the fully diluted outstanding shares, as presented in the table above. Any shares obtained through the exercise of these options are subject to a repurchase feature until vested and thereafter are subject to a lock-up agreement that precludes the sale of the shares until November 16, 2006, except as otherwise provided in such agreement.

(4) On November 17, 2001, Mr. Perry was issued options to purchase 100,000 shares of the Company's Common Stock with an exercise price of $2.00 per share. These options are exercisable immediately but the underlying shares are initially unvested, with vesting to occur ratably on each of August 1, 2002, 2003 and 2004. At the Record Date, Mr. Perry had the right under these options to purchase 33,333 of vested shares, which represents 0.1% of the fully diluted outstanding shares, as presented in the table above. Any shares obtained through the exercise of these options are subject to a repurchase feature until vested and thereafter are subject to a lock-up agreement that precludes the sale of the shares until November 16, 2006, except as otherwise provided in such agreement.

                                   MISCELLANEOUS

No Dissenter's Rights

Under the DGCL, the change of the Company's name does not require the Company to provide stockholders with the opportunity to dissent from the actions described herein and receive an agreed or judicially appraised value for their shares.

Interest of Certain Persons in Matters to be Acted Upon

The Company is not aware of any interest that would be substantially affected through the change of the Company's name, whether adversely or otherwise.

Additional and Available Information

The Company is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. The Company's filings are also available to the public on the SEC's website (http://www.sec.gov). Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.


New York, New York                        By order of the Board of Directors,
[September 17, 2002]
                                          /s/ Pierre-Georges Roy

                                          Pierre-Georges Roy
                                          Secretary

                Exhibit A - Amendment to Certificate of Incorporation

                             CERTIFICATE OF AMENDMENT OF
                           CERTIFICATE OF INCORPORATION OF
                                 PLANET ZANETT, INC.
                              (a Delaware corporation)

      PLANET ZANETT, INC. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law")

DOES HEREBY CERTIFY:

FIRST: That on August 26, 2002, the Board of Directors of the Corporation duly adopted a resolution proposing to amend Article I to the Certificate of Incorporation of this Corporation (the "Amendment"), declaring said Amendment to be advisable and in the best interest of this Corporation and its stockholders;

SECOND: That on August 26, 2002, by partial written consent in accordance with Section 228 of the General Corporation Law, the stockholders of this Corporation approved the Amendment;

THIRD: The Amendment approved by the Board of Directors and stockholders of the Corporation reads in its entirety as follows:


      "ARTICLE I:  The name of this corporation shall be: ZANETT, INC."

FOURTH: The Amendment was duly adopted and approved in accordance with
Section 242 of the General Corporation Law.

FIFTH: The Corporation has notified the nonconsenting stockholders of the Corporation of the approval of the Amendment by partial written consent in accordance with Section 228 of the General Corporation Law.

      IN WITNESS WHEREOF, this Certificate of Amendment of Certificate of Incorporation has been signed by the Secretary of this Corporation as of [September 27, 2002].

                                                PLANET ZANETT, INC.


                                                By:
                                                    -----------------------
                                                    Pierre-Georges Roy,
                                                    Secretary